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EXHIBIT 5.1

[Letterhead of Lindquist & Vennum PLLP]
August 29, 2003

Medamicus, Inc.
15301 Highway 55 West
Minneapolis, MN 55447

        Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Medamicus, Inc., a Minnesota corporation ("Medamicus"), in connection with the preparation of a Registration Statement on Form S-4 which is being filed on the date hereof by Medamicus with the Securities and Exchange Commission under the Securities Act of 1933.

The Registration Statement relates to the proposed issuance by Medamicus of up to 2,066,667 shares of its common stock, $.01 par value, that Medamicus may deliver as part of the closing payment, the 2003 Contingent Payment or the 2004 Contingent Payment (collectively the "Shares) pursuant to the Asset Purchase Agreement dated as of July 21, 2003, among Medamicus, Inc., Medacquisition, Inc., a Minnesota corporation and wholly owned subsidiary of Medamicus, BIOMEC Inc. and BIOMEC Cardiovascular Inc. In addition, Medamicus and BIOMEC have prepared a Joint Proxy Statement/Prospectus, which is contained in and made a part of the Registration Statement.

In rendering the opinion set forth below, we have reviewed the Agreement, and have also reviewed and relied upon the accuracy of the facts stated in the Joint Proxy Statement/Prospectus (including the Annexes thereto) and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. This opinion is being furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and, except as provided in the immediately preceding sentence, may not be relied upon by any other person or for any other purpose without prior written consent.

Very truly yours,
/s/ LINDQUIST & VENNUM PLLP

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  EXHIBIT 5.1